Exhibit 4.1

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                                 CNE GROUP, INC.
                       ADOPTED PURSUANT TO SECTION 151(g)
                                     OF THE
                        DELAWARE GENERAL CORPORATION LAW


      RESOLVED, that pursuant to the authority expressly granted to the Board of Directors (the "Board of Directors") of CNE Group, Inc., a Delaware Corporation (the "Company"), by the provisions of the Amended and Restated Certificate of Incorporation of the Company and the provisions of Section 151(g) of the Delaware General Corporation Law, the Board of Directors hereby creates a series of preferred stock, par value $0.00001 per share, and determines the designation and number of shares of Series AAA Preferred Stock which constitute such series and the relative rights, preferences and limitations of such series as follows:

      1.  Designation  and Number of Series AAA Preferred  Stock.  The series of
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Preferred Stock shall be designated as "Series AAA Preferred Stock" (hereinafter called the "Series AAA Preferred Stock") and shall consist of a total of 10,000,000 shares of Series AAA Preferred Stock, with a par value $0.00001 per share.

      2.  Dividends.  The  holders of Series AAA  Preferred  Stock  shall not be
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entitled to receive any dividends.

      3. Liquidation Preference.
         ----------------------

         (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after payment by the Company to the holders of the Company's Series AA Preferred Stock, which may be issued with a liquidating preference value of up to $1,000,000, from the then existing assets of the Company an amount equal the liquidation preference of the then outstanding Series AA Preferred Stock, and after payment by the Company to the holders of the Company's Series A Preferred Stock, which may be issued with a liquidating preference value of up to $1,392,630, from the then existing assets of the Company an amount equal the liquidation preference of the then outstanding Series A Preferred Stock, and after payment by the Company to the holders of the Company's Series B Preferred Stock, which may be issued with a liquidating preference value of up to $4,400, from the then existing assets of the Company an amount equal the liquidation preference of the then outstanding Series B Preferred Stock, holders of Series AAA Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any remaining assets of the Company to the holders of Common Stock and any other Preferred Stock not then equal or senior to the Series AA Preferred Stock, by reason of their ownership thereof, an amount equal to the sum of $60.00 for each outstanding share of Series AAA Preferred Stock (the "Original Issue Price"). If, upon the occurrence of the liquidation, dissolution or winding up of the

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Company,  the assets and funds thereof  distributed to the holders of the Series
AAA Preferred Stock shall be insufficient to permit the payment to such holders in full of the Original Issue Price, then the entire assets and funds of the Company, after the payment to the holders of the Series AAA Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock as provided above, legally available for distribution shall be distributed ratably among the holders of the Series AAA Preferred Stock in proportion to the amount of Preferred Stock held by each holder.

         (b) In the event of a liquidation as described above, all non-cash assets of the Company shall be valued as follows:

            (i) Securities not subject to legend, investment letter or other similar restrictions on free marketability:

               (A) If traded on a recognized securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing;

               (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and

               (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company's Board of Directors, which determination shall be final absent fraud or manifest error.

            (ii) Securities subject to legend, investment letter or other similar restrictions shall be valued by an appropriate discount from the market value as determined in accordance with subsection (i) (C) above.

      4. Redemption. The holders of the Series AAA Preferred Stock shall have no
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right of redemption.

      5. Conversion.
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         (a)  Automatic  Conversion.  Each share of Series AAA  Preferred  Stock shall be automatically converted (the "Automatic Conversion") into 62.4 shares of the Company's Common Stock (the "Conversion Rate"), subject to adjustment as provided in Section 6 below, immediately and only after stockholder approval or
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majority  shareholder  consent  for  such  conversion  has  been  obtained  (the
"Automatic Conversion Event"). The Company shall provide each holder of Series AAA Preferred Stock with notice of such approval within 15 days after it has been obtained and within 30 days thereafter, it shall issue the number of shares of Common Stock into which the Series AAA Preferred Stock has been converted and deliver to the holder of the shares of converted Series AAA Preferred Stock a certificate or certificates therefor, registered in his name, representing such shares of

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Common Stock against delivery by the holder to the Company of the certificate or certificates representing his shares of converted Series AAA Preferred Stock. After the Conversion Event has occurred, all Series AAA stock shall become void and cease to exist and the holders thereof only shall have the right to receive the shares of Common Stock issuable to them upon the occurrence of the Automatic Conversion against delivery of the certificates representing the shares of converted Series AAA Preferred Stock. All holders of the Series AAA Preferred Stock shall vote their shares in favor of the Automatic Conversion and such other actions as may be required to effect the Automatic Conversion, including but not limited to amending the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to provide for the shares of Common Stock that shall be needed to effect the Automatic Conversion. The provisions of this Paragraph 5(a) may not be amended
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or  otherwise  changed  by either the  Company or the  holders of the Series AAA
Preferred Stock and shall remain in full force and effect as long as any shares of Series AAA Preferred Stock shall remain outstanding.

         (b) Taxes on Shares Issued. The issue of stock certificates on conversion of Series AAA Preferred Stock shall be made without charge to the holders for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of a holder of Series AAA Preferred Stock, and the Company shall not be required to issue or deliver any certificates representing such Common Stock unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (c) Covenants of the Company Relating to Conversion. The Company covenants and agrees that (i) it will use its best efforts, as expeditiously as possible, to obtain stockholder approval to amend its Certificate of Incorporation to increase the number of shares of Common Stock it is authorized to issue to one billion shares, and (ii) from and after the date hereof and until the date of conversion of the Series AAA Preferred Stock:

            (A) All shares of Common stock that may be issued upon conversion of Series AAA Preferred Stock will upon issue be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof except as provided in Paragraph 5(b)
                                                                 ---------------
            above, and will not be subject to the preemptive rights of any stockholder of the Company;

            (B) If any shares of Common Stock to be provided for the purpose of conversion of Series AAA Preferred Stock require approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible attempt to secure such approval and the Company's obligation to deliver shares of the Common Stock upon

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            conversion of Series AAA Preferred  Stock shall be abated until such approval is obtained; and

            (C) If, and thereafter so long as, the Common Stock shall be listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, upon official notice of issuance, all Common Stock issuable upon conversion of Series AAA Preferred Stock.

      6.  Adjustment in Conversion Rate.
          -----------------------------

         (a) Adjustments for Change in Capital Stock. Except as provided in Paragraph 6(g) below, if the Company shall (i) declare a dividend on its
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outstanding  Common Stock in shares of its capital  stock,  (ii)  subdivide  its outstanding  Common  Stock,  (iii) combine its  outstanding  Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the conversion privilege and the conversion rate (the "Conversion Rate") in effect immediately prior to such action shall be adjusted so that if the Series AAA Preferred Stock is thereafter converted, the holder thereof may receive the number and kind of shares that he would have owned immediately following such action if Series AAA Preferred Stock had been converted immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment the holder upon conversion of Series AAA Preferred Stock may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the adjusted Conversion Rate between the classes of capital stock. After such allocation, the conversion privilege and Conversion Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6.
                                                             ---------

         (b) Action to Permit Valid Issuance of Common Stock. Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of Series AAA Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

         (c) Minimum Adjustment. No adjustment in the Conversion Rate shall be required if such adjustment is less than 1% of the then existing Conversion Rate; provided, however, that any adjustments which by reason of this Paragraph
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6(c) are not required to be made shall be carried forward and taken into account
----
in any subsequent  adjustment.  All  calculations  under this Section 6 shall be
                                                              ---------
made to the nearest one-hundredth of a share.

         (d) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to the holders of the Series AAA Preferred Stock a notice of the adjustment together with a certificate from the Company's Chief Financial Officer briefly stating (i) the facts requiring the adjustment, (ii) the adjusted Conversion Rate and the manner of computing it, and the date on which such adjustment becomes effective. The certificate shall be evidence that the adjustment is correct, absent manifest error.

         (e) Prohibition against Certain Reductions of Conversion Rate. Anything to the contrary notwithstanding, in no event shall the Conversion Rate be reduced below the par value of the Common Stock.

         (f) Notice of Certain Transactions. If (i) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to this Section
                                                                         -------
6; or (ii) there is a liquidation  or  dissolution  of the Company,  the Company
-
shall mail to the holders of the Series AAA Preferred Stock, a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notices at least 15 days before such date.

         (g) Reorganization of Company. If the Company and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which
(i) the Company transfers or leases substantially all of its assets; (ii) the Company reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the obligations and terms of the Series AAA Preferred Stock. If the issuer of securities deliverable upon conversion of the Series AAA Preferred Stock is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Series AAA Preferred Stock shall convert into the kind and amount of securities, cash or other assets which the holder of the Series AAA Preferred Stock would have owned immediately after the consolidation, merger, transfer, lease or exchange if his Series AAA Preferred
Stock  had  been  converted   immediately  before  the  effective  date  of  the
transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 6. The successor company shall mail to all holders of the Series
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AAA Preferred Stock, a notice briefly  describing the assumption  agreement.  If this subsection applies, Paragraph 6(a) above does not apply.
                         --------------

         7.  Registration Rights.
             -------------------

(a) Demand Registration Rights. Upon receipt of notice (the "Registration Request Notice") requesting registration under the Securities Act of 1933 (the "Securities Act") by a holder of the Series AAA Preferred Stock for the registration of the Series AAA Preferred Stock held by such holder and the Common Stock into which his Series AAA Preferred Stock may be converted (collectively the "Registerable Securities"), the Company will offer to each other holder of Series AAA Preferred Stock the opportunity to include his Registerable Securities in such registration. The Company will use its best efforts to file with the Securities and Exchange Commission (the "Commission") as promptly as practicable but in no event later than 30 days after its receipt of the Registration Request Notice, a registration statement (the "Demand Registration Statement"), and will use its best efforts to have the Demand Registration Statement declared effective and remain effective until the earliest of two years thereafter, the date that all the Registerable Securities registered thereby have been sold or, in the reasonable opinion of the Company's counsel, the Registerable Securities may be sold publicly without registration. The Company will also use its best efforts to qualify the Registerable
Securities under the securities laws of the state where the holder resides provided the Company is not required to execute a general consent to service or to qualify to do business in such state. This offer to each holder shall be made within 10 days after the Company receives the Registration Request Notice. If a holder desires to include his Registerable Securities in the Demand Registration Statement, he shall notify the Company in writing within 10 days after receipt of such notice from the Company, in which event the Company shall include the holder's Registerable Securities in the Demand Registration Statement. This Demand Registration right may be exercised one time only. If the Holder elects to include his Registerable Securities in the Demand Registration Statement, he will, in a timely fashion, provide the Company and its counsel with such information and execute such documents as the Company's counsel may reasonably require to prepare and process the Demand Registration Statement. If the holder elects not to include his Registerable Securities in the "Demand Registration Statement," he shall have no further rights to the registration of his Registerable Securities under this Section 7 (a).
                                   -------------

         (b) "Piggy Back" Registration Rights. If at any time after the issuance of the Series AAA Preferred Stock, the Company proposes to file a Registration Statement under the Securities Act with respect to any of its securities (except one relating to employee benefit plans or a merger or similar transaction), it shall give written notice of its intention to effect such filing to all holders of the Series AAA Preferred Stock at least 30 days prior to filing such Registration Statement (the "Piggy-Back Registration Statement"). If a holder's Registerable Securities have not been previously registered as provided in
Section  7 (a)  above,  and the  holder  desires  to  include  his  Registerable
--------------
Securities in the Piggy-Back Registration Statement, he shall notify the Company in writing within 10 days after receipt of such notice from the Company, in which event the Company shall include the holder's Registerable Securities in the Piggy-Back Registration Statement. If a holder elects to include his Registerable Securities in the Piggy-Back Registration Statement as set forth herein, he shall, in a timely fashion, provide the Company and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggy-Back Registration Statement.

         (c) Copies of Registration Statements and Prospectuses. The Company will provide each holder who elects to include his Registerable Securities in a Registration Statement as provided by this Section 7 with a copy of the Demand
                                             ---------
Registration Statement or Piggy-Back Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit the holder to sell his Registerable Securities after the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, is declared effective by the Commission.

         (d) The Company's Obligation to Bear Expenses of Registration. The Company will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to the holder) necessary and incidental to the performance of its obligations under this
Section 7.
---------

         (e) Indemnification. The Company and each holder whose Registerable Securities are included in a Registration Statement pursuant to this Section 7 shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in such Registration Statement.

         (f) Restriction on Registration Rights. Anything to the contrary not withstanding, the Company shall not be required to register any Registerable Securities that, in the reasonable opinion of the Company's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Securities Act.

8.  Voting  Rights.  Effective  immediately  upon  filing  this  Certificate  of
    --------------
Designations with the Secretary of State of Delaware, each share of Series AAA Preferred Stock shall have the right to cast 62.4 votes on any and all matters brought before the Company's stockholders for a vote on an as-converted basis as if each share of Series AAA Preferred Stock had already converted into Common Stock.

9.  Protective  Provisions.  So long as any shares of Series AAA Preferred Stock
    ----------------------
are outstanding, the Company shall not, without first obtaining the approval (by vote or by written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series AAA Preferred Stock (i) alter or change the rights, preferences of privileges of the Series AAA Preferred Stock so as to affect adversely such Series AAA Preferred Stock; or (ii) increase or decrease (other than by redemption or conversion into Common Stock as provided herein) the total number of authorized shares of Series AAA Preferred Stock; or (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series AAA Preferred Stock.

10.  Notices.  Any notice  required by the provisions  hereof to be given to the
     -------
holders of the Series AAA Preferred Stock shall be deemed given if deposited by mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Company.


/s/ George W. Benoit
-------------------------
George W. Benoit
Chairman of the Board and
Chief Executive Officer